CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Trustees and Shareholders
Putnam Diversified Income Trust:

We consent to the use of our report dated November 17, 2003, incorporated in this Registration Statement by reference, to the Putnam Diversified Income Trust, and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "INDEPENDENT AUDITORS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.


                                 /s/ KPMG LLP


Boston, Massachusetts
January 26, 2004